UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 3, 2008
Ciena Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311

(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090

(Address of Principal Executive Offices)	(Zip Code)
(410) 865-8500
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
On March 3, 2008, Ciena Corporation (“Ciena”) completed the acquisition of World Wide Packets, Inc., a Delaware corporation (“World Wide Packets”), pursuant to the terms of an Agreement and Plan of Merger dated January 22, 2008 (the “Merger Agreement”) by and among Ciena, World Wide Packets, Wolverine Acquisition Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Ciena (“Merger Sub”), and Daniel Reiner, as Stockholders’ Representative. Pursuant to the Merger Agreement, Merger Sub was merged with and into World Wide Packets, with World Wide Packets continuing as the surviving corporation and a wholly owned subsidiary of Ciena (the “Merger”). The stockholders of World Wide Packets consisted of employees, investors and other persons who, to Ciena’s knowledge, had no material relationship with Ciena or its officers, directors or affiliates other than in respect of the transaction. Reference is made to the Merger Agreement, a copy of which is set forth as Exhibit 2.1 incorporated by reference as an exhibit to this Report.
Upon the closing of the Merger, all of the outstanding shares of World Wide Packets common stock and preferred stock were exchanged for approximately 2.5 million shares of Ciena common stock and approximately $196.7 million in cash. Of this amount, $20.0 million in cash and 340,000 shares of Ciena common stock were placed into escrow for a period of one year as security for the indemnification obligations of World Wide Packets’ stockholders under the Merger Agreement. Upon the closing, Ciena also assumed all then outstanding World Wide Packets options and substituted for them options to acquire approximately 0.9 million shares of Ciena common stock. Ciena assumed all outstanding liabilities of World Wide Packets as a result of the Merger, including approximately $11.3 million in outstanding debt. Ciena also paid transaction costs of World Wide Packets of approximately $10.3 million.
World Wide Packets is a supplier of communications network equipment that enables the cost-effective delivery of a wide variety of Carrier Ethernet-based services. Prior to the Merger, World Wide Packets was a privately held company.
Item 9.01 Financial Statements and Exhibits
Ciena will file the financial statements required by this Item 9.01 not later than seventy-one calendar days after the date on which this Current Report on Form 8-K must be filed.

Exhibit No.	Description
2.1(1)	Agreement and Plan of Merger, dated January 22, 2008, among Ciena Corporation, Wolverine Acquisition Subsidiary, Inc., World Wide Packets, Inc. and Daniel Reiner, as Stockholders Representative.

(1)	Incorporated by reference to Exhibit 2.1 of Ciena’s Current Report on Form 8-K filed on January 24, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation
Date: March 5, 2008	By:	/s/ Russell B. Stevenson, Jr.
Russell B. Stevenson, Jr.
Senior Vice President, General Counsel and Secretary